                                                              Exhibit (d)(15)(i)

                               AMENDED SCHEDULE A

                                     to the

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS

                                                                         Maximum Operating Expense Limit
                                                                     (as a percentage of average net assets)
                                                    ----------------------------------------------------------------------
Name of Fund*                                       Class A   Class B   Class C   Class I   Class Q   Class W/1/   Class O
-------------------------------------------------   -------   -------   -------   -------   -------   ----------   -------
ING Equity Dividend Fund
Initial Term Expires October 1, 2009                 1.25%     2.00%     2.00%     1.00%      N/A         N/A        N/A

ING Fundamental Research Fund
Initial Term Expires October 1, 2007                 1.25%     2.00%     2.00%     1.00%      N/A         N/A        N/A

ING LargeCap Growth Fund
Initial Term Expires October 1, 2006                 1.45%     2.10%     2.10%     1.10%     1.35%        N/A        N/A

ING LargeCap Value Fund
Initial Term Expires October 1, 2006                 1.45%     2.20%     2.20%     1.20%      N/A        1.20%       N/A

ING MidCap Opportunities Fund /3/
Initial Term Expires October 1, 2006                 1.75%     2.45%     2.45%     1.45%     1.60%        N/A       1.70%

ING Value Choice Fund/2/,/3/
Term for Classes A, B, C, I and W Expires
October 1, 2011 Initial Term  for  Class O
Expires October 1, 2009                              1.40%     2.15%     2.15%     1.15%      N/A        1.15%      1.40%

----------
/1/ Class W Shares of ING LargeCap Value Fund, ING Value Choice Fund, ING Opportunistic LargeCap Fund and ING SmallCap Value Choice Fund effective December 17, 2007. Initial term for Class W Shares expires October 1, 2009.

/2/ The extension of the term for ING Value Choice Fund through October 1, 2011 is effective September 6, 2008 and is contingent upon the shareholder approval of the merger of ING LargeCap Value Fund into ING Value Choice Fund.

/3/ Class O Shares of ING MidCap Opportunities Fund and ING Value Choice Fund effective May 30, 2008. The initial Term for Class O Shares of ING MidCap Opportunities Fund and ING Value Choice Fund expires October 1, 2009.

                                                                         Maximum Operating Expense Limit
                                                                     (as a percentage of average net assets)
                                                    ----------------------------------------------------------------------
Name of Fund*                                       Class A   Class B   Class C   Class I   Class Q   Class W/1/   Class O
-------------------------------------------------   -------   -------   -------   -------   -------   ----------   -------
ING Opportunistic LargeCap Fund
Term Expires October 1, 2011                         1.25%     2.00%     2.00%     1.00%      N/A        1.00%       N/A

ING SmallCap Value Multi-Manager Fund
Initial Term Expires October 1, 2006                 1.50%     2.25%     2.25%     1.25%      N/A        1.25%       N/A

                                                                          /s/ HE
                                                                          ------
                                                                              HE
Date Last Amended: May 30, 2008

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

----------
/3/ Class O Shares of ING MidCap Opportunities Fund and ING Value Choice Fund effective May 30, 2008. The initial Term for Class O Shares of ING MidCap Opportunities Fund and ING Value Choice Fund expires October 1, 2009.

                                        2